Exhibit 99.1

NEWS RELEASE

For Release:  Immediately

Contact:   Frank Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS Q1 RESULTS

Calhoun, Georgia, May 4, 2020 - Mohawk Industries, Inc. (NYSE: MHK) today announced 2020 first quarter net earnings of $111 million and diluted earnings per share (EPS) of $1.54. Adjusted net earnings were $119 million, and EPS was $1.66, excluding restructuring, acquisition and other charges. Net sales for the first quarter of 2020 were $2.3 billion, down 6.4% as reported and 3.5% on a constant currency and days basis. For the first quarter of 2019, net sales were $2.4 billion, net earnings were $122 million and EPS was $1.67, adjusted net earnings were $154 million, and EPS was $2.13, excluding restructuring, acquisition and other charges.
Commenting on Mohawk Industries’ first quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “The world changed during the first quarter, and we are now managing through an unprecedented situation. Mohawk entered the year as the world’s leading flooring company with a strong presence in all product categories, manufacturing in 18 countries and sales in more than 170 nations. During 2019, we generated $1.4 billion of operating cash flow, and we have a strong balance sheet and leverage of 1.6x, near our historical low. We recently obtained a $500 million term loan to expand our liquidity to $1.3 billion after we pay off a €300 million note this month. With no other maturities in 2020, we have liquidity to manage through the downturn and strengthen our position when the economy recovers. We are reducing capital expenditures, cutting non-essential expenses and putting our stock purchases on hold until the environment improves.”
Until the COVID-19 outbreak, our results for the quarter were in line with our plan, as we benefited from the initiatives we implemented in 2019. As we progressed through the period, government actions to reduce the spread of the virus impacted all our markets, with some shutting down retail and manufacturing operations. Across all of our markets, demand has dropped dramatically, with residential remodeling being impacted the most up to this point and DIY products performing best, as some people started projects while staying home.
To respond to this global event, we have established corporate, segment and business teams to manage our actions as conditions change. We are keeping employees safe, increasing work from home and adjusting strategies as required. As demand dropped, we significantly reduced production, and are making weekly adjustments to adapt to the changing environment. Even where mandatory shutdowns were initiated, we are shipping product from inventory to our customers that are operating. We are lowering our costs by implementing layoffs and furloughs, using government assistance where available and absorbing labor costs where mandated to do so. We are benefiting from lower raw material and energy costs, though other headwinds are considerably greater. We are limiting our expenses and investments to what is essential to run the business and enhancing reports to manage major areas of focus, including inventory levels, headcount, receivables and payables.
Each of our segments and individual businesses has strong leaders that have managed through difficult circumstances multiple times during their careers. Our entire global team is taking extraordinary steps to support our customers and protect our people and business. Our organization is flexible in adapting to fluid conditions, and we are applying the lessons we learned from 9/11 and the last recession to guide us through these times.
For the quarter, our Global Ceramic Segment sales declined 6% as reported and 2% on a constant currency and days basis. The segment’s operating margin was 6% as reported, declining year over year primarily due to lower volume, unfavorable price and mix and unplanned shutdown costs due to COVID-19, partially offset by productivity and lower start-up cost. Each of the segment’s regions was affected by the virus at different points in the period, with Italy at the forefront. In each region, we are lowering our production with demand, reducing our cost structure and adapting to different government programs in each country. Our U.S. ceramic business has a higher percentage of new residential and commercial sales, so demand has declined more slowly as those projects are still being completed. Through February, U.S. ceramic imports were 18% lower than the prior year, and average import pricing rose 5%. Our click ceramic production continues to ramp up as we begin introducing new collections into different channels. We are increasing our higher value quartz countertops as our productivity and cost continue to improve. In Mexico, our first quarter sales were slightly better than last year, with our mix declining due to increased competition, higher inflation and investments to expand commercial distribution. Though the Mexican government shut down manufacturing in April, we continued to ship from inventory. In Brazil, our results were good, even though the virus negatively impacted the end of the period. Our European ceramic business was on plan until the outbreak stopped production, and shipments to customers have continued. In our Russian business, our volume was stronger than expected due to customers increasing their inventory levels, anticipating higher inflation. Much of Russia is now locked down, with many stores and construction sites closed.
During the quarter, our Flooring North America Segment’s sales decreased 8% as reported and approximately 5.5% with one less day and the exit of unprofitable wood and other products with an operating margin of 4% as reported and 5% excluding restructuring and other charges. Operating income for the segment increased primarily due to improvements in productivity and reductions in inflation, partially offset by lower volume, price, mix and COVID-19. Across the business, we are reducing production and implementing layoffs and furloughs to align with the abrupt decline in demand. The segment has a higher percentage of sales from remodeling, and a large number of our retailers are not operating. Many retailers that carry our rug collections have also been closed. Our carpet sales performed best in the builder, multi-family, education and government sectors as projects underway have continued. During the quarter, LVT and sheet vinyl performed the best in the segment. Our LVT operations have improved with higher daily output and increased uptime. To improve our margins and mix, we have introduced collections featuring enhanced design and performance under our premium brands. Like resilient flooring, our state-of-the-art laminate also provides a DIY alternative with realistic visuals, water-proof technology and enhanced durability. In our wood flooring business, we have restructured our manufacturing operations and increased productivity and yields, improving our margins.
For the quarter, our Flooring Rest of the World Segment’s sales decreased 5% as reported and were flat on a constant currency and days basis. The segment’s operating margin was 13% as reported and 14% excluding restructuring and other charges due to lower price and mix, volume and shutdown costs from COVID-19, partially offset by lower inflation and increased productivity. Across our product categories, we have continued shipping from inventory to support customers that are operating. During the first quarter, the product categories in which we have made recent investments, including rigid LVT, sheet vinyl and carpet tile, delivered growth in a difficult environment. LVT outperformed as it takes market share from other product categories. Our sheet vinyl business grew due to exports outside the region, and higher sales in Russia, where our new plant is operating well. As we exited the quarter, our laminate volume declined with the rest of the business, primarily in countries most impacted by the outbreak. We completed the closure of our wood flooring plant in the Czech Republic, which will reduce costs in our Malaysian operation as it reopens from a mandatory shutdown. Our insulation plants in France and Ireland have ceased manufacturing, and our other plants are reducing production and placing workers on temporary unemployment. Our board operations are being impacted similarly to the rest of the business, and we are starting and stopping production with temporary layoffs. In Australia and New Zealand, our sales were up slightly with hard surfaces growing and lower carpet sales pressuring margins. A major update of many of our product lines is being well accepted. In late March, New Zealand’s government enacted a stringent lockdown, shuttering our operations and retail outlets throughout April.
As we enter May, the coronavirus is dramatically disrupting the economies around the world. Some countries are beginning to explore easing restrictions, while others are extending them. Presently, all our plants around the world are in operation except those in Mexico and a small plant in Pennsylvania. We are focused on conserving cash, adjusting production, reducing inventory and preserving our operational capabilities. We are also reducing expenses and investments and aligning with government requirements and support. The rate at which governments will open commerce and the subsequent consumer response cannot be determined. Some businesses have postponed investments in both remodeling and new construction until a recovery becomes more apparent. At the end of April, with most people sheltering in place across the world, our sales rate is about 35% below the prior year, and we cannot predict the pace at which it will recover. Given these circumstances, we are unable to provide EPS guidance for the second quarter, and we anticipate an operating loss in the period due to the impact of COVID-19. Our balance sheet is strong with substantial liquidity of $1.3 billion to manage through this crisis. Our business model remains solid with strong local teams in each market taking the necessary actions to manage the downturn. The economies will return to normal over time, and we are optimistic about the long-term future of our business.

ABOUT MOHAWK INDUSTRIES

Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Feltex, Godfrey Hirst, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform, product and other claims; litigation; the risks and uncertainty related to the COVID-19 pandemic; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Tuesday, May 5, 2020, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 5997678. A replay will be available until June 5, 2020, by dialing 1-855-859-2056 for US/local calls and 1-404-537-3406 for International/Local calls and entering Conference ID # 5997678.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Condensed Consolidated Statement of Operations Data	Three Months Ended
(Amounts in thousands, except per share data)	March 28, 2020	March 30, 2019

Net sales	$2,285,763	2,442,490
Cost of sales	1,669,323	1,817,563
Gross profit	616,440	624,927
Selling, general and administrative expenses	464,957	459,597
Operating income	151,483	165,330
Interest expense	8,671	10,473
Other (income) expense, net	5,679	(3,736)
Earnings before income taxes	137,133	158,593
Income tax expense	26,668	37,018
Net earnings including noncontrolling interest	110,465	121,575
Net income (loss) attributable to noncontrolling interest	(49)	(10)
Net earnings attributable to Mohawk Industries, Inc.	$110,514	121,585

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$1.54	1.68
Weighted-average common shares outstanding - basic	71,547	72,342

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.54	1.67
Weighted-average common shares outstanding - diluted	71,777	72,646

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$145,516	137,291
Capital expenditures	$115,632	136,948

Condensed Consolidated Balance Sheet Data
(Amounts in thousands)
	March 28, 2020	March 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$263,086	105,668
Receivables, net	1,644,750	1,743,581
Inventories	2,195,434	2,338,125
Prepaid expenses and other current assets	509,761	501,591
Total current assets	4,613,031	4,688,965
Property, plant and equipment, net	4,472,913	4,674,435
Right of use operating lease assets	331,329	320,800
Goodwill	2,519,979	2,548,997
Intangible assets, net	904,023	950,564
Deferred income taxes and other non-current assets	415,667	421,314
Total assets	$13,256,942	13,605,075
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,210,525	1,763,332
Accounts payable and accrued expenses	1,554,085	1,571,273
Current operating lease liabilities	106,673	99,642
Total current liabilities	2,871,283	3,434,247
Long-term debt, less current portion	1,514,000	1,497,975
Non-current operating lease liabilities	238,830	227,595
Deferred income taxes and other long-term liabilities	785,186	868,213
Total liabilities	5,409,299	6,028,030
Total stockholders' equity	7,847,643	7,577,045
Total liabilities and stockholders' equity	$13,256,942	13,605,075

Segment Information	As of or for the Three Months Ended
(Amounts in thousands)	March 28, 2020	March 30, 2019

Net sales:
Global Ceramic	$848,450	898,352
Flooring NA	848,330	921,980
Flooring ROW	588,983	622,158
Intersegment sales	—	—
Consolidated net sales	$2,285,763	2,442,490

Operating income (loss):
Global Ceramic	$49,089	84,335
Flooring NA	33,682	649
Flooring ROW	77,227	90,431
Corporate and intersegment eliminations	(8,515)	(10,085)
Consolidated operating income	$151,483	165,330

Assets:
Global Ceramic	$5,237,631	5,503,807
Flooring NA	3,841,815	4,020,336
Flooring ROW	3,810,348	3,799,591
Corporate and intersegment eliminations	367,148	281,341
Consolidated assets	$13,256,942	13,605,075

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
(Amounts in thousands, except per share data)
	Three Months Ended
	March 28, 2020	March 30, 2019
Net earnings attributable to Mohawk Industries, Inc.	$110,514	121,585
Adjusting items:
Restructuring, acquisition and integration-related and other costs	11,965	39,495
Acquisitions purchase accounting, including inventory step-up	—	2,552
Release of indemnification asset	(35)	—
Income taxes - reversal of uncertain tax position	35	—
Income taxes	(3,115)	(9,152)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$119,364	154,480

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.66	2.13
Weighted-average common shares outstanding - diluted	71,777	72,646

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
March 28, 2020
Current portion of long-term debt and commercial paper	$1,210,525
Long-term debt, less current portion	1,514,000
Less: Cash and cash equivalents	263,086
Net Debt	$2,461,439

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	June 29, 2019	September 28, 2019	December 31, 2019	March 28, 2020	March 28, 2020
Operating income	$266,860	240,220	154,814	151,483	813,377
Other (expense)/income	3,048	(52,713)	9,522	(5,679)	(45,822)
Net (income) loss attributable to noncontrolling interest	(213)	(151)	(6)	49	(321)
Depreciation and amortization(1)	140,482	144,920	153,759	145,516	584,677
EBITDA	410,177	332,276	318,089	291,369	1,351,911
Restructuring, acquisition and integration-related and other costs	8,840	1,542	49,802	10,376	70,560
Impairment of net investment in a manufacturer and distributor of Ceramic tile in China	—	65,172	(5,226)	—	59,946
Acquisitions purchase accounting, including inventory step-up	1,164	—	222	—	1,386
Release of indemnification asset	—	(659)	603	(35)	(91)
Adjusted EBITDA	$420,181	398,331	363,490	301,710	1,483,712

Net Debt to Adjusted EBITDA					1.7

(1) Includes $1,589 of non-gaap depreciation in Q1 2020.

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and on Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
	March 28, 2020	March 30, 2019
Net sales	$2,285,763	2,442,490
Adjustment to net sales on constant shipping days	37,996	—
Adjustment to net sales on a constant exchange rate	34,051	—
Net sales on a constant exchange rate and constant shipping days	2,357,810	2,442,490
Less: impact of acquisition volume	(4,101)	—
Net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,353,709	2,442,490

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and on Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Global Ceramic	March 28, 2020	March 30, 2019
Net sales	$848,450	898,352
Adjustment to net sales on constant shipping days	14,547	—
Adjustment to segment net sales on a constant exchange rate	13,484	—
Segment net sales on a constant exchange rate and constant shipping days	$876,481	898,352

Reconciliation of Segment Net Sales to Segment Net Sales on Constant Shipping Days and Exiting of Unprofitable Wood and Other Products
(Amounts in thousands)
	Three Months Ended
Flooring NA	March 28, 2020	March 30, 2019
Net sales	$848,330	921,980
Adjustment to net sales on constant shipping days	13,683	—
Adjustment to net sales exiting of unprofitable wood and other products	7,400	—
Segment net sales on constant shipping days and exiting of unprofitable wood and other products	$869,413	921,980

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and on Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring ROW	March 28, 2020	March 30, 2019
Net sales	$588,983	622,158
Adjustment to net sales on constant shipping days	9,767	—
Adjustment to segment net sales on a constant exchange rate	20,567	—
Segment net sales on a constant exchange rate and constant shipping days	619,317	622,158
Less: impact of acquisition volume	(4,101)	—
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$615,216	622,158

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	March 28, 2020	March 30, 2019
Gross Profit	$616,440	624,927
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	11,080	35,602
Acquisitions purchase accounting, including inventory step-up	—	2,552
Adjusted gross profit	$627,520	663,081

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	March 28, 2020	March 30, 2019
Selling, general and administrative expenses	$464,957	459,597
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(895)	(3,101)
Adjusted selling, general and administrative expenses	$464,062	456,496

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	March 28, 2020	March 30, 2019
Operating income	$151,483	165,330
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	11,975	38,703
Acquisitions purchase accounting, including inventory step-up	—	2,552
Adjusted operating income	$163,458	206,585

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	March 28, 2020	March 30, 2019
Operating income	$49,089	84,335
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	(122)	5,263
Acquisitions purchase accounting, including inventory step-up	—	204
Adjusted segment operating income	$48,967	89,802

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	March 28, 2020	March 30, 2019
Operating income	$33,682	649
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	8,067	30,599
Adjusted segment operating income	$41,749	31,248

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW	March 28, 2020	March 30, 2019
Operating income	$77,227	90,431
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3,969	2,561
Acquisitions purchase accounting, including inventory step-up	—	2,348
Adjusted segment operating income	$81,196	95,340

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	March 28, 2020	March 30, 2019
Earnings before income taxes	$137,133	158,593
Noncontrolling interests	49	10
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	11,965	39,495
Acquisitions purchase accounting, including inventory step-up	—	2,552
Release of indemnification asset	(35)	—
Adjusted earnings including noncontrolling interests before income taxes	$149,112	200,650

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	March 28, 2020	March 30, 2019
Income tax expense	$26,668	37,018
Income taxes - reversal of uncertain tax position	(35)	—
Income tax effect of adjusting items	3,115	9,152
Adjusted income tax expense	$29,748	46,170

Adjusted income tax rate	20.0%	23.0%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, acquisition purchase accounting, including inventory step-up, release of indemnification assets and the reversal of uncertain tax positions.